ANNEX I
TO
BRIDGE LOAN AGREEMENT
<PROTOTYPE FOR EACH ISSUANCE>

FORM OF NOTE

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No. 06-01- [1]	US $

NEAH POWER SYSTEMS, INC.

6% SECURED PROMISSORY NOTE DUE May 26, 2007

THIS NOTE is one of a duly authorized issue of up to $1,550,000 of NEAH POWER SYSTEMS, INC., a corporation organized and existing under the laws of the State of Nevada (the "Company"), designated as its 6% Secured Promissory Note Series 06-01.

FOR VALUE RECEIVED, the Company promises to pay to ____________________, the registered holder hereof (the "Holder"), the principal sum of ______________ Thousand and 00/100 Dollars (US $__________) on the Maturity Date (as defined below) and to pay interest on the principal sum outstanding from time to time in arrears at the rate of 6% per annum (computed on the basis of the actual number of days elapsed and a year of 365 days), accruing from December 27 , 2006, the date of initial issuance of this Note (the “Issue Date”), to the date of payment. Such interest shall be payable on the date which is the earlier of (i) the Maturity Date, or (ii) the date of any prepayment of principal permitted hereunder. Accrual of interest shall commence on the Issue Date and shall continue to accrue on a daily basis until payment in full of the principal sum has been made or duly provided for (whether before or after the Maturity Date).

1Insert unique Note number for each issuance.

Anything herein to the contrary notwithstanding, on the Initial Stated Maturity Date (as defined below) the Company shall pay the interest on the principal on this Note in an amount equal to such principal (and such payment shall constitute the payment of all interest on this Note through the Initial Maturity Date hereof, but not beyond the Initial Stated Maturity Date.

This Note is being issued pursuant to the terms of the Bridge Loan Agreement, dated as of December 27, 2006 (the “Loan Agreement”), to which the Company and the Holder (or the Holder’s predecessor in interest) are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

This Note is subject to the following additional provisions:

1. (a) The term “Maturity Date” means the earliest of (i) the Stated Maturity Date (as defined below), (ii) the New Transaction Threshold Date (as defined below), or (iii) the accelerated date as provided in Section 12 hereof.

(b) The term “Stated Maturity Date” means (i) May 26, 2007 (the “Initial Stated Maturity Date), unless (ii) the Company gives the Holder, and the Holder receives at least ten (10) business days prior to the Initial Stated Maturity Date, a Maturity Date Extension Notice (as defined below), in which event it means June 26 , 2007 (the “Extended Stated Maturity Date”). The term “Maturity Date Extension Notice” means a written notice of the Company’s election to extend the Stated Maturity Date to the Extended Stated Maturity Date; provided, however, that such Maturity Date Extension Notice shall be effective if, and only if, all of the following conditions are true:

(X) there is no Event of Default (as defined below; but without regard to the last clause of Section 12(g) hereof regarding the 30-day time period for dismissal of the relevant petition or the vacating of the relevant order) both on the date the Maturity Date Extension Notice is received by the Holder and on the Initial Stated Maturity Date, and

(Y) simultaneously with the giving of such Maturity Date Extension Notice, the Company provides to the Holder evidence that all periodic filings with the SEC have been timely made, and that the Common Stock is listed for trading on the OTC Bulletin Board,

(Z) no later than the business day after the giving of such notice, the Company pays to the Holder (by wire transfer in accordance with instructions provided by the Holder), interest through the Extended Stated Maturity Date, and the amount equal to 2% of the outstanding principal of this Note.

(c) The term “New Transaction Threshold Date” means the date, after the Issue Date, on which the Company consummates a financing transaction (including, but not limited to, any other bridge loan transactions; each, a “Bridge Financing”) in which the Company receives, on a cumulative basis after taking into account the gross proceeds from all prior financing transactions (including, but not limited to, any Bridge Financings), if any, after the Issue Date, gross proceeds of at least Five Hundred Thousand Dollars ($500,000.00), whether or not such transaction is effected in connection with the current or future issuance of securities. All such gross proceeds are determined before deduction of any fees or other expenses or disbursements of any kind in connection with the relevant New Transaction.

2. (a) This Note may be prepaid in whole or in part at any time prior to the Maturity Date, without penalty. Any payment shall be applied as provided in Section 3.

(b) TIME IS OF THE ESSENCE WITH RESPECT TO ANY PAYMENT DUE HEREUNDER. The Company shall be in default hereunder if any payment is not made in a timely manner, without any right to cure unless such right to cure is granted by the Holder in each instance; provided, however, that the grant of such right is in the sole discretion of the Holder and may be withheld for any reason or for no reason whatsoever.

3. Any payment made on account of the Note shall be applied in the following order of priority: (i) first, to any amounts due hereunder other than principal and accrued interest, (ii) then, to accrued interest through and including the date of payment, and (iii) then, to principal of this Note.

4. All payments contemplated hereby to be made “in cash” shall be made in immediately available good funds of United States of America currency by wire transfer to an account designated in writing by the Holder to the Company (which account may be changed by notice similarly given). For purposes of this Note, the phrase “date of payment” means the date good funds are received in the account designated by the notice which is then currently effective.

5. (a) Subject to the terms of the Loan Agreement, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the coin or currency, as herein prescribed. This Note is a direct obligation of the Company.

(b) Payment of this Note is secured pursuant to the terms of (i) a Guaranty, and (ii) the Security Interest Agreement, dated as of December 27, 2006, executed by the Subsidiary], as debtor, in favor of the Holder, as secured party, the terms of which are incorporated herein by reference.

(c) Any payments received by the Holder with respect to this Note or on account of any rights taken with respect to the Security Interest , the Subsidiary’s Guarantee (as defined below), the Subsidiary’s Security Interest Agreement, the Pledgor’s Guarantee (as defined below) or the Pledge Agreement shall be applied in the following order of priority: (i) first, to any amounts due to the Holder under any of the Transaction Agreements other than interest and principal on the Note, (ii) then, to accrued but unpaid interest on the Note, and (iii) then, to principal on the Note.

6. (a) (i) Each Pledgor (as defined below) is personally guarantying to the Holder the timely and full fulfillment of all of the obligations of the Company under this Note on the terms provided above and in (and as limited by) such Pledgor’s Pledgor Guarantee, each of which has been executed by the Pledgor in favor of, and delivered to, the Holder.

(ii) The term “Pledgor” means the Company, Summit Trading Limited and Paul Abramowitz, a shareholder of the Company, who is an Affiliate of the Company as of the Issue Date.

(iii) The obligations of the Company under this Note and of each Pledgor under the relevant Pledgor Guarantee are secured under the terms of the Pledge Agreement, to which the Holder, the Agent named therein and the relevant Pledgor are parties (each such agreement, a “Pledge Agreement”), the terms of which are incorporated herein by reference, of which such Pledgor is the record and beneficial owner. If the Holder forecloses on any of the Pledged Shares, the obligations of the Company will be reduced only to the extent of the proceeds actually realized from such foreclosure, in the priority specified in Section 5 hereof.

7. Except as provided in Sections 5 and 6 above or in a separate instrument signed by the party to be charged therewith, no recourse shall be had for the payment of the principal of, or the interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

8. The Holder of the Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

9. Any notice given by any party to the other with respect to this Note shall be given in the manner contemplated by the Loan Agreement in the section entitled “Notices.”

10. This Note shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of New York or the state courts of the State of New York sitting in the County of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of this Note.

11. JURY TRIAL WAIVER. The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out of or in connection with this Note.

12. The following shall constitute an "Event of Default":

a.	The Company shall default in the payment of any amount due on this Note, time being of the essence; or

b.
Any of the representations or warranties made by the Company herein, in the Loan Agreement or in any of the other Transaction Agreements shall be false or misleading in any material respect at the time made; or

c.	The Company shall default in any covenant herein, in the Loan Agreement or in any of the other Transaction Agreements; or

d.
There shall be either (i) a material breach by the Grantor Subsidiary of the terms of the Grantor Subsidiary’s Guarantee or of the Grantor Subsidiary’s Certificate or (ii) an Event of Default under the Security Interest Agreement to which the Grantor Subsidiary is a party; or

e.
Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted, applied for or consented to by the Company; or

f.
Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; or

g.
Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted against the Company without its consent or a trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent, and the petition in such proceeding is not dismissed, or such appointment is not vacated, within thirty (30) days after such filing or such appointment;

If an Event of Default shall have occurred, then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Note immediately due and payable (and the Maturity Date shall be accelerated accordingly), without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and interest shall accrue on the total amount due (the “Default Amount”) on the date of the Event of Default (the “Default Date”) at the rate of 18% per annum or the maximum rate allowed by law, whichever is lower, from the Default Date until the date payment is made, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

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13. In the event for any reason, any payment by or act of the Company or the Holder shall result in payment of interest which would exceed the limit authorized by or be in violation of the law of the jurisdiction applicable to this Note, then ipso facto the obligation of the Company to pay interest or perform such act or requirement shall be reduced to the limit authorized under such law, so that in no event shall the Company be obligated to pay any such interest, perform any such act or be bound by any requirement which would result in the payment of interest in excess of the limit so authorized. In the event any payment by or act of the Company shall result in the extraction of a rate of interest in excess of a sum which is lawfully collectible as interest, then such amount (to the extent of such excess not returned to the Company) shall, without further agreement or notice between or by the Company or the Holder, be deemed applied to the payment of principal, if any, hereunder immediately upon receipt of such excess funds by the Holder, with the same force and effect as though the Company had specifically designated such sums to be so applied to principal and the Holder had agreed to accept such sums as an interest-free prepayment of this Note. If any part of such excess remains after the principal has been paid in full, whether by the provisions of the preceding sentences of this Section or otherwise, such excess shall be deemed to be an interest-free loan from the Company to the Holder, which loan shall be payable immediately upon demand by the Company. The provisions of this Section shall control every other provision of this Note.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized this 27th day of December, 2006.

NEAH POWER SYSTEMS, INC.

By:_______________________________________

__________________________________________
(Print Name)
_________________________________________
(Title)